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                 Exhibit 23.1 -  Independent Auditors' Consent
                 ---------------------------------------------

The Board of Directors
Grenada Sunburst System Corporation:


We consent to incorporation by reference in the Registration Statement (No. 33-21215) on Form S-8 of our report dated January 28, 1994, relating to the consolidated balance sheets of Grenada Sunburst System Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the three-year period ended December 31, 1993, which report appears in the December 31, 1993 annual report on Form 10-K of Grenada Sunburst System Corporation.





                                         /s/KPMG Peat Marwick
                                         KPMG PEAT MARWICK

Memphis, Tennessee
March 25, 1994